EXHIBIT 99.1

              Applied DNA Sciences Launches SigNature(TM) Botanical DNA
                              Authentication Program


      STONY BROOK, N.Y., May 1 /PRNewswire First Call / -- Applied DNA Sciences, Inc. (OTC BB: APDN), a DNA security solutions company, today announced the launch of its SigNature(TM) Botanical DNA Authentication Program ("SigNature(TM) Program"). APDN created the SigNature(TM) Program to provide a secure, cost-effective and forensic method intended to help preserve and add value to its customers' brand and product lines.

      The SigNature(TM) Program is the first initiative by APDN to introduce to the market a range of ready-to-use security solutions aimed at brand protection and authentication and also to address the global need to combat counterfeiting and piracy. Counterfeit items continue to pose a significant and growing problem with consumer packaged goods, especially for prestige and established brands worldwide. In the 2005 DOPIP Global Counterfeit and Piracy Report, brands were tracked to counterfeit and piracy seizures and accounted for losses of more than $1.54 billion dollars (USD).

      Dr. James A. Hayward, Chief Executive Officer of Applied DNA Sciences, stated, "We believe that there are many consumer packaged goods especially in the luxury, retail, and apparel industries that could benefit from the overt and covert technologies that the SigNature(TM) Program offers. Our ready-to-use, proprietary forensic methodologies are designed to protect and complement the branding and packaging needs of our clients."

      Sectors of commerce that could benefit from the SigNature(TM) Program include: pharmaceutical, healthcare, cosmetic, fragrance, luxury apparel, and other consumer product driven industries.

      The SigNature(TM) Program is based on APDN's proprietary platform technology which uses plant-derived DNA sequences. Botanical DNA can be encrypted into inks, paper, thread, holograms and many other mediums. As part of the SigNature(TM) Program offering, APDN has created a unique botanical DNA SigNature logo which highlights the word "Nature" and incorporates the scientific element including DNA and its natural derivation from botanical sources. The logo has been designed to contain embedded botanical DNA, for overt detection and forensic authentication purposes. For real-time detection, a proprietary SigNature DNA detection pen is applied over the DNA-embedded SigNature logo, prompting a reversible color change. If a reversible color change does not occur, counterfeiting is suspected, triggering the need for forensic authentication which is obtainable by sequencing the encrypted, underlying botanical DNA.

      About Applied DNA Sciences, Inc.

      Applied DNA Sciences, Inc. (APDN) develops proprietary DNA-embedded security solutions that use plant DNA to verify authenticity and protect corporate and government agencies from counterfeiting, fraud, piracy, product diversion, identity theft and unauthorized intrusion into physical plant and databases. Our common stock is listed on The Over-The-Counter Bulletin Board under the symbol "APDN". Contact: MeiLin Wan, Applied DNA Sciences, Inc., 25 Health Sciences Drive, Stony Brook, New York 11790; Tel: 631-444-6861; Fax:
631-444.8848; E-mail: info@adnas.com www.ADNAS.com.


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      The  statements  made by Applied DNA Sciences,  Inc. in this press release may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements describe the Company's future plans, projections, strategies and expectations, and may be identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These forward-looking statements are based on assumptions and involve a number of risks, uncertainties, situations and other factors that may cause our or our industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these statements. These factors include changes in interest rates, market competition, changes in the local and national economies, and various other factors detailed from time to time in Applied DNA Sciences' SEC reports and filings, including our Annual Report on Form 10-KSB, filed on January 12, 2006, and subsequent Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.


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